Exhibit 1.1

EXECUTION VERSION

LINN ENERGY, LLC

LINN ENERGY FINANCE CORP.

$450,000,000

6.500% Senior Notes due 2019

$650,000,000

6.500% Senior Notes due 2021

UNDERWRITING AGREEMENT

September 4, 2014

BARCLAYS CAPITAL INC.

As Representative of the several

Underwriters named in Schedule 1 attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Linn Energy, LLC, a Delaware limited liability company (the “Company”), and Linn Energy Finance Corp., a Delaware corporation (together with the Company, the “Issuers,” and each of them, an “Issuer”), propose to sell an aggregate of $450,000,000 principal amount of the Issuers’ 6.500% Senior Notes due 2019 (the “2019 Notes”) and an aggregate of $650,000,000 principal amount of the Issuers’ 6.500% Senior Notes due 2021 (the “2021 Notes” and, together with the 2019 Notes, the “Notes”) to the underwriters (the “Underwriters”) named in Schedule 1 attached to this agreement (this “Agreement”), for whom you are acting as the representative (the “Representative”). The 2019 Notes will be issued pursuant to an Indenture (as amended or supplemented as of the date hereof, the “2019 Base Indenture”), dated as of May 13, 2011, among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by that certain supplemental indenture (the “2019 Supplemental Indenture” and, together with the 2019 Base Indenture, the “2019 Indenture”), to be dated as of the Closing Date (as defined in Section 3(a)), among the Issuers, the Guarantors (as defined below) and the Trustee. The 2021 Notes will be issued pursuant to an Indenture (the “2021 Indenture” and, together with the 2019 Indenture, the “Indentures” and each, an “Indenture”), to be dated as of the Closing Date, among the Issuers, the Guarantors and the Trustee. The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “DTC”) pursuant to a blanket letter of representations dated June 26, 2008 (the “DTC Agreement”) from the Issuers.

The Issuers previously issued $750,000,000 in aggregate principal amount of their 6.500% Senior Notes due 2019 under the 2019 Base Indenture (the “Existing 2019 Notes”). The 2019 Notes constitute an additional issuance of notes under the 2019 Base Indenture. The 2019 Notes will have identical terms to the Existing 2019 Notes and will be treated as a single class of notes for all purposes under the 2019 Indenture.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by (i) the guarantors listed on Schedule 2 attached hereto and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the applicable Indenture, and their respective successors and assigns (such persons referred to in clauses (i) and (ii) are collectively referred to as the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees are herein collectively referred to as the “Securities.”

1. Representations, Warranties and Agreements of the Issuers and the Guarantors. Each of the Issuers and each of the Guarantors, jointly and severally, represent, warrant and agree that:

(a) A registration statement on Form S-3 relating to the Securities (i) has been prepared by the Issuers and the Guarantors in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act,” which term, as used herein, includes the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder); (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Issuers to the Representative. As used in this Agreement:

(i) “Effective Date” means any date as of which any part of such registration statement relating to the Securities became, or is deemed to have become, effective under the Securities Act in accordance with the Securities Act;

(ii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 433 under the Securities Act) prepared by or on behalf of the Issuers or used or referred to by the Issuers in connection with the offering of the Securities, including the Pricing Supplement dated September 4, 2014, substantially in the form of Exhibit A (the “Pricing Supplement”), describing the terms of the Securities, each for use by the Underwriters in connection with its solicitation of offers to purchase the Securities;

(iii) “Preliminary Prospectus” means any preliminary prospectus relating to the Securities included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act, including any preliminary prospectus supplement thereto relating to the Securities;

(iv) “Pricing Disclosure Package” means, as of the Time of Sale, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Issuers on or before the Time of Sale, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(v) “Prospectus” means the final prospectus relating to the Securities, including any prospectus supplement thereto relating to the Securities, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vi) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date; and

(vii) “Time of Sale” means 5:25 p.m. (New York City time) on September 4, 2014.

Any reference to any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and before the date of such amendment or supplement and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment or supplement that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(b) The Company was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, is not on the date hereof and will not be on the Closing Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(c) The Company is a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Securities. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the Closing Date.

(d) None of the Issuers or the Guarantors has paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated by this Agreement).

(e) The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, include an untrue statement of a material fact required to be stated therein or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Closing Date to the requirements of the Securities Act. The documents incorporated by reference in any Preliminary Prospectus, the Prospectus or the Registration Statement conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder

(g) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) The Prospectus will not, as of its date or on the Closing Date, include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i) The Pricing Disclosure Package did not and will not, as of the Time of Sale or on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(j) Each Issuer Free Writing Prospectus listed on Schedule 4 attached hereto (including, without limitation, any road show that is a free writing prospectus under Rule 433), when taken together with the Pricing Disclosure Package as of the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers and the Guarantors make no representation or warranty as to statements contained in or omitted from any such Issuer Free Writing Prospectus listed on Schedule 4 attached hereto in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(k) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. The Issuers and the Guarantors have not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative, except for the Pricing Supplement and the internet road show related to this offering. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.

(l) Each of the Company and its subsidiaries (as defined in Section 18) listed on Schedule 3 to this Agreement (the “Subsidiaries”) has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ or members’ equity or business of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”). Except as disclosed in the Pricing Disclosure Package and the Prospectus, each of the Company and its Subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries. None of the Subsidiaries of the Company (other than Linn Acquisition Company, LLC, Berry Petroleum Company, LLC, Linn Energy Holdings, LLC, Mid-Continent Holdings II, LLC and Mid-Continent II, LLC) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(m) The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Prospectus, and all of the units representing limited liability company interests of the Company (“Units”) have been duly authorized and validly issued and are fully paid (to the extent required under the Company’s limited liability company agreement) and non-assessable (except as such nonassessability may be affected by Section 18-607, 18-303 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)) in accordance with the certificate of formation and limited liability company agreement of the Company, conform to the description thereof contained in each of the Pricing Disclosure Package and the Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.

(n) The Company owns 100% of the equity interests of each of the Subsidiaries. Such interests have been duly authorized and validly issued and are fully paid (to the extent required under the certificate of formation and limited liability company agreement or certificate of incorporation and bylaws, as applicable) and non-assessable (except as such non-assessability may be affected by Section 18-607, 18-303 and 18-804 of the Delaware LLC Act or Sections 18-2030 and 18-2031 of the Oklahoma Limited Liability Company Act, as applicable); and the Company owns all such interests free and clear of all liens, encumbrances, security interests, charges and other adverse claims (other than contractual restrictions on transfer contained in (i) the applicable constituent documents, (ii) the Indenture, dated as of April 6, 2010, among the Company, Linn Energy Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (as supplemented, the “April 2010 Indenture”), (iii) the Indenture, dated as of September 13, 2010, among the Company, Linn Energy Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (as supplemented, the “September 2010 Indenture”), (iv) the 2019 Base Indenture, (v) the Indenture, dated as of March 2, 2012, among the Company, Linn Energy Finance Corp., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (as supplemented, the “2012 Indenture”), (vi) the Indenture, dated as of June 15, 2006, between Berry Petroleum Company and Wells Fargo Bank, National Association, as trustee, as supplemented by the Second Supplemental Indenture, dated as of November 1, 2010, between Berry Petroleum Company and Wells Fargo Bank, National Association, as trustee (as supplemented, the “Berry 2010 Indenture”) or (vii) the Indenture, dated as of June 15, 2006, between Berry Petroleum Company and Wells Fargo Bank, National Association, as trustee, as supplemented by the Third Supplemental Indenture, dated as of March 9, 2012, between Berry Petroleum Company and Wells Fargo Bank, National Association, as trustee (as supplemented, the “Berry 2012 Indenture”)), except for liens created under or pursuant to (i) the Sixth Amended and Restated Credit Agreement, dated as of April 24, 2013, among the Company, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders and agents party thereto (as amended or modified from time to time, the “Bank Credit Facility”) or (ii) the Second Amended and Restated Credit Agreement, dated as of November 15, 2010, by and among Berry Petroleum Company, Wells Fargo Bank, N.A., as administrative agent, and the lenders and agents party thereto (as amended or modified from time to time, the “Berry Credit Facility” and, collectively with the April 2010 Indenture, the September 2010 Indenture, the 2019 Base Indenture, the 2012 Indenture, the Berry 2010 Indenture, the Berry 2012 Indenture and the Bank Credit Facility the “Debt Instruments”), and other liens permitted under the Bank Credit Facility and the Berry Credit Facility.

(o) Each of the Issuers and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus. This Agreement and the transactions contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus have been duly and validly authorized by the Issuers and the Guarantors. This Agreement has been duly and validly executed and delivered by the Issuers and the Guarantors.

(p) Each of the Issuers and each of the Guarantors have full right, power and authority to issue, sell and deliver the Notes and the Guarantees, as applicable, and to perform their respective obligations thereunder. The Notes and the Guarantees have been duly and validly authorized by each of the Issuers and each of the Guarantors for issuance and sale to the Underwriters pursuant to this Agreement and, when the Notes are issued and authenticated and the Guarantees are executed in accordance with the terms of the applicable Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Issuers and each of the Guarantors, enforceable against them in accordance with their terms and entitled to the benefits of the applicable Indenture, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the form of the Notes and the terms of the Guarantees will conform in all material respects with the descriptions thereof in the Pricing Disclosure Package and the Prospectus.

(q) Each of the Issuers and each of the Guarantors have full right, power and authority to execute and deliver the Indentures and to perform their respective obligations thereunder. The Indentures have been duly and validly authorized by each of the Issuers and each of the Guarantors. The 2019 Base Indenture has been validly executed and delivered by each of the Issuers and each of the Guarantors. Upon the execution and delivery of the 2019 Supplemental Indenture and the 2021 Indenture by each of the Issuers and each of the Guarantors, the 2019 Supplemental Indenture and the 2021 Indenture will be validly executed and delivered by each of the Issuers and each of the Guarantors and each of the Indentures will, assuming the due authorization, execution and delivery of the Indentures by the Trustee, be legal, valid and binding agreements of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Indentures will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus. The Indentures have been qualified under and comply with the Trust Indenture Act with respect to the Securities.

(r) The execution, delivery and performance of this Agreement, the Indentures, the Notes and the Guarantees by the Issuers and the Guarantors, the consummation of the transactions contemplated hereby and thereby and the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; (ii) result in any violation of the provisions of the limited liability company agreement, charter or by-laws (or similar organizational documents) of the Company or any of its Subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.

(s) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any Guarantor or any of their properties or assets is required for the execution, delivery and performance of this Agreement, the Indentures, the Notes and the Guarantees by the Issuers and the Guarantors, the consummation of the transactions contemplated hereby and thereby, and the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Prospectus, except (i) such consents as may be required under the state securities or Blue Sky laws, (ii) such consents that have been, or prior to the Closing Date will be, obtained or (iii) as disclosed in the Pricing Disclosure Package.

(t) Except as described in the Pricing Disclosure Package, there are no contracts, agreements or understandings between any Issuer or any Guarantor and any person granting such person the right to require any Issuer or any Guarantor to file a registration statement under the Securities Act or to require any Issuer or any Guarantor to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any Issuer or any Guarantor under the Securities Act in connection with the filing of the Registration Statement.

(u) Except as described in the Pricing Disclosure Package, neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the members’ equity or long-term debt of the Company or any Guarantor, taken as a whole, or any adverse change or development, in or affecting the condition (financial or otherwise), results of operations, members’ equity, business or prospects of the Company and its Subsidiaries, taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Since the date as of which information is given in the Pricing Disclosure Package and except as may otherwise be described in the Pricing Disclosure Package, the Issuers and the Guarantors have not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, or (ii) entered into any material transaction not in the ordinary course of business.

(w) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and, except as disclosed therein, have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x) KPMG LLP, who has audited certain financial statements of the Company and its consolidated subsidiaries and the assets purchased from affiliates of Devon Energy Corporation pursuant to the purchase and sale agreement dated June 27, 2014 (the “Devon Assets”), whose reports with respect to the Company and its Subsidiaries and the Devon Assets are included in the Pricing Disclosure Package and the Prospectus or are incorporated by reference therein and who has delivered the initial letters referred to in Sections 7(f), is an independent registered public accounting firm as required by the Exchange Act, the Securities Act and the rules and regulations of the Commission promulgated thereunder and the Public Company Accounting Oversight Board.

(y) PricewaterhouseCoopers LLP, who has audited certain financial statements of Berry Petroleum Company and its consolidated subsidiaries (“Berry”), whose report with respect to Berry is included in the Pricing Disclosure Package and the Prospectus or is incorporated by reference therein and who has delivered the initial letter referred to in Section 7(f), is an independent registered public accounting firm as required by the Exchange Act, the Securities Act and the rules and regulations of the Commission promulgated thereunder and the Public Company Accounting Oversight Board.

(z) DeGolyer and MacNaughton, who issued reports with respect to the Company’s and Berry’s oil and natural gas reserves at December 31, 2013, who has delivered the letter referred to in Section 7(h) hereof, was, as of the date of such reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and Berry.

(aa) The information underlying the estimates of reserves of the Company and the Devon Assets included in the Pricing Disclosure Package and the Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors, in each case as described in the Pricing Disclosure Package and the Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Pricing Disclosure Package and the Prospectus; estimates of such reserves and present values as described in the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

(bb) The pro forma reserve information included in the Pricing Disclosure Package and the Prospectus includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical reserve information of the Company included or incorporated by reference in the Pricing Disclosure Package and the Prospectus.

(cc) The statistical and market-related data under the captions “Summary,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated by reference in the Pricing Disclosure Package and the Prospectus and the consolidated financial statements of the Company and its Subsidiaries included or incorporated by reference in the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(dd) Neither the Company nor any of its Subsidiaries is, and as of the Closing Date, after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus none of them will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(ee) Except as described in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject or threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which, if determined adversely to the Company or any of its Subsidiaries that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Company’s or any Guarantor’s performance of this Agreement or the consummation of any transaction contemplated by this Agreement or any other material transaction contemplated by the Pricing Disclosure Package or the Prospectus; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(ff) The Company’s Definitive Proxy Statement on Schedule 14A filed March 12, 2014 describes all relationships, direct or indirect, between or among any Issuer or any Guarantor, on the one hand, and the directors, officers, unitholders, customers or suppliers of any Issuer or any Guarantor, on the other hand, that are required by the Securities Act to be described in the Registration Statement; provided that, with respect to the Underwriters, such disclosure is supplemented by the information presented under “Underwriting” in the Preliminary Prospectus.

(gg) Except as described in the Pricing Disclosure Package, no labor disturbance by the employees of the Company or its Subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(hh) (i) There exists no “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the “Code”) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) may have any liability; and (ii) each plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification, except where failure to be so qualified would not be reasonably likely to result in a Material Adverse Effect. Neither the Company nor any member of its Controlled Group has any withdrawal or other liability to any “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA.

(ii) The Company and each of the Guarantors have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid or made provision for the payment of all taxes due thereon, except (i) those taxes that are not reasonably likely to result in a Material Adverse Effect, (ii) those taxes, assessments or other charges that are being contested in good faith, if such taxes, assessments, or other charges are adequately reserved for or (iii) as described in the Pricing Disclosure Package and the Prospectus; and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries, nor does the Company have any knowledge of any tax deficiencies, in either case, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj) Neither the Company nor any Guarantor is in violation of its charter or by-laws (or similar organizational documents); neither the Company nor any of its Subsidiaries (i) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (ii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (i) and (ii), to the extent any such violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(kk) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, except where failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect.

(ll) The Company and its Subsidiaries maintain a system of internal accounting controls and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(mm) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its Subsidiaries, required to be disclosed in the Company’s reports under the Exchange Act, is made known to the principal executive officer and the principal financial officer of the Company by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) as of the evaluation date with respect to the most recent report requiring certification under Rule 13a-14 under the Exchange Act filed with the Commission, such disclosure controls and procedures were effective in all material respects to perform the functions for which they were established.

(nn) The Company and the Guarantors have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or as described in the Pricing Disclosure Package; each of the Company and the Guarantors has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect or as described in the Pricing Disclosure Package.

(oo) Except as described in the Pricing Disclosure Package and the Prospectus and except as would not in the aggregate reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of the Guarantors has received any notice that has not been resolved alleging that it is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, pertaining to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations pertaining to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and the Guarantors have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings under any Environmental Law against the Company or any of the Guarantors, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Guarantors pertaining to Hazardous Materials or under any Environmental Laws.

(pp) The Issuers and the Guarantors have not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors to facilitate the sale or resale of the Notes or Guarantees.

(qq) The Company and the Guarantors have good and marketable title to all real property and to all personal property described in the Pricing Disclosure Package and the Prospectus as being owned by them and valid, legal and defensible title to the interests in oil and gas properties underlying the estimates of proved reserves described in the Pricing Disclosure Package, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Pricing Disclosure Package and the Prospectus, (ii) such as arise in connection with the Bank Credit Facility and the Berry Credit Facility, (iii) such as do not (individually or in the aggregate) materially interfere with the use made or proposed to be made of such property by the Company and the Guarantors or (iv) such as are not (individually or in the aggregate) reasonably likely to result in a Material Adverse Effect; any real property and buildings held under lease or sublease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as (i) do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries or (ii) are not (individually or in the aggregate) reasonably likely to result in a Material Adverse Effect; and the working interests derived from oil, gas and mineral leases or mineral interests which constitute a portion of the real property held or leased by the Company and its Subsidiaries reflect in all material respects the right of the Company and its Subsidiaries to explore, develop or produce hydrocarbons from such real property, and the care taken by the Company and its Subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Company and its Subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.

(rr) The Company and the Guarantors carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of their business and the value of their properties and as is reasonably customary for companies engaged in similar businesses in similar industries; and none of the Company or any Guarantor has received notice that cancellation of any insurance is pending or effective.

(ss) No Restricted Subsidiary (as defined in the Indentures) of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Restricted Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Restricted Subsidiary from the Company or from transferring any of such Restricted Subsidiary’s property or assets to the Company or any other Restricted Subsidiary of the Company, except as described in or contemplated by the Debt Instruments or the Pricing Disclosure Package and the Prospectus.

(tt) The Company has not made any Restricted Payments (as defined in the April 2010 Indenture, the September 2010 Indenture, the 2019 Base Indenture and the 2012 Indenture) pursuant to clause (4)(II)(a) of Section 4.07 of the April 2010 Indenture, the September 2010 Indenture, the 2019 Base Indenture and the 2012 Indenture (Limitation on Restricted Payments).

(uu) (i) The fair value of the assets of the Company exceeds the debts and liabilities, subordinated, contingent or otherwise, of the Company, (ii) the present fair saleable value of the property of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities, subordinated, contingent or otherwise, become absolute and matured, (iii) the Company is able to pay its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (iv) the Company does not have an unreasonably small capital with which to conduct the business in which it is engaged as such business is conducted and is proposed to be conducted following the Closing Date.

(vv) None of the transactions contemplated by this Agreement (including without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(ww) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened against any of the Company or any of its Subsidiaries, or to which any of the Company or any of its Subsidiaries is a party, or to which any of their respective properties is subject, that are required by the Securities Act to be described in the Registration Statement that are not so described in the Pricing Disclosure Package and the Prospectus; and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement that have not been so described in the Pricing Disclosure Package and the Prospectus or the documents incorporated by reference therein.

(xx) The information contained in the Prospectus that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act was made by the Issuers on a reasonable basis at the time such information was provided therein.

(yy) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign office” (as defined in the Foreign

Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended, or any other applicable anti-corruption or anti-bribery laws or statutes; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its Subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA, the Bribery Act 2010 of the United Kingdom, as amended, and any other applicable anti-corruption or anti-bribery laws or statutes, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(zz) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(aaa) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is (i) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, and Syria); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company, the Guarantors and its subsidiaries have not knowingly engaged in for the past five years, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

Any certificate signed by any officer of the Issuers or the Guarantors, as the case may be, and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Issuers and the Guarantors, jointly and severally, as to matters covered thereby (and is subject to the limitations therein, if any), to each Underwriter.

2. Purchase of the Securities by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Issuers agree to sell the Securities to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Issuers, the aggregate principal amount of the applicable series of Securities set forth opposite the respective names of the Underwriters on Schedule 1 hereto, at a purchase price equal to (i) 100.25% of the principal amount thereof plus accrued interest from May 1, 2014, in the case of the 2019 Notes and (ii) 96.869% of the principal amount thereof plus accrued interest, if any, from September 9, 2014, in the case of the 2021 Notes. The Issuers shall not be obligated to deliver any of the Securities of each series except upon payment for all the Securities of such series to be purchased on the Closing Date as provided herein.

3. Delivery of and Payment for the Notes.

(a) Delivery of and payment for the Notes shall be made at the offices of Baker Botts LLP, 901 Louisiana Street, Houston, TX 77002, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company (the “Closing Date”).

(b) The Notes will be delivered to the Underwriters, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Underwriters at DTC. The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) will be registered in the name of Cede & Co. as nominee of DTC. The Notes to be delivered to the Underwriters shall be made available to the Underwriters in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date.

4. [Reserved].

5. Further Agreements of the Issuers and the Guarantors and the Underwriters. (a) Each of the Issuers and the Guarantors agrees:

(i) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Closing Date except as provided herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representative with copies thereof; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, or any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective supplement thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(ii) To furnish promptly to each of the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representative and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission.

(v) During such period as the Underwriters are required by law to deliver a prospectus in connection with the offering contemplated hereby, prior to filing with the Commission any amendment or supplement to the Registration Statement, the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representative and counsel for the Underwriters and not to file any such document to which the Representative shall reasonably object unless the Issuer or such Guarantor, as applicable, is required by law (including under the Securities Act or the Exchange Act) to make such filing.

(vi) Not to make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative.

(vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representative and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representative may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 405 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 440 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representative an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

(ix) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Notes and Guarantees for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representative may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Issuers and the Guarantors shall not be required to (i) qualify as a foreign entity in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) To apply the net proceeds from the sale of the Notes being sold by the Company and the Guarantors substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xi) That neither it nor its respective affiliates will take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes.

(xii) During the period of 45 days from the date hereof, without the prior written consent of Barclays Capital Inc., on behalf of the Underwriters, not to directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, pledge or otherwise dispose of (or enter into any transaction or duties which is designed to, or could be expected to, result in the disposition by any person at any time in the future) any debt securities of the Company or any Subsidiary with terms substantially similar (including having equal rank) to either series of Notes (other than the Notes).

(xiii) To use their reasonable best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(xiv) To comply with all agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(xv) To use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Notes.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. The Issuers and the Guarantors jointly and severally, agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the preparation and printing of certificates for the Notes; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendment or supplement thereto, this Agreement, the Indentures, the DTC Agreement and the Securities; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the qualification of the Notes and Guarantees under the securities laws of the several jurisdictions as provided in Section 5(f) (including related reasonable and documented fees and expenses of counsel to the Underwriters); (e) the Trustee, any agent of the Trustee, the counsel for the Trustee in connection with the Indentures and the Securities; (f) the approval of the Notes by DTC for “book-entry” transfer; (g) the rating of the Securities; (h) investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and one-half the cost of any aircraft chartered in connection with the road show; (i) the preparation, printing and distribution of one or more versions of the Pricing Disclosure Package and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including the preparation of any related Canadian blue sky memorandum and the related reasonable fees and expenses of Canadian counsel to the Underwriters); (j) the performance of the obligations of the Issuers and the Guarantors under this Agreement; and (k) any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of sale of the Securities (including related fees and expenses of counsel to the Underwriters). Except as provided in Section 8 and 11 hereof, the Issuers and the Guarantors shall not be required to pay for any of the Underwriters’ costs and expenses (other than as set forth above), including, without limitation, (i) the fees and expenses of counsel to the Underwriters (other than as set forth above), (ii) the “roadshow” expenses of the Underwriters and (iii) the advertising expenses of the Underwriters incurred in connection with the offering of the Securities.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Issuers and the Guarantors contained herein, to the performance by the Issuers and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(b) The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of Simpson Thacher & Bartlett LLP, is material or omits to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary in order to make the statements therein (other than with respect to the Registration Statement, in the light of the circumstances under which they are made) not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indentures, the Securities, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement, the Indentures, the Securities and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Baker Botts L.L.P. shall have furnished to the Representative its written opinion, as counsel to the Issuers, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit B. McAfee & Taft shall have furnished to the Representative its written opinion as special Oklahoma counsel to the Issuers, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit C. Candice Wells, General Counsel of the Company, shall have furnished to the Representative her written opinion, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Representative, substantially in the form attached hereto as Exhibit D.

(e) The Representative shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representative may reasonably require, and the Issuers and the Guarantors shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Representative shall have received from each of KPMG LLP (with respect to the Company), PricewaterhouseCoopers LLP (with respect to Berry) and KPMG LLP (with respect to the Devon Assets), a letter, in form and substance reasonably satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letters referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representative a letter (the

“bring-down letter”) of each such accountants, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) At the time of execution of this Agreement and at the Closing Date, the Representative shall have received from DeGolyer and MacNaughton an initial letter (the “initial expert letter”), in form and substance reasonably satisfactory to the Representative, addressed to the Representative and dated the date hereof, and a subsequent letter dated as of the Closing Date, which such letter shall cover the period from any initial expert letter to the Closing Date, covering certain matters relating to information about the reserves of the Company and Berry presented in the Pricing Disclosure Package.

(i) Each Issuer and each Guarantor shall have furnished to the Representative a certificate, dated the Closing Date, of each Issuer’s and each Guarantor’s Chief Financial Officer and its General Counsel (or, in the case of any Guarantor that does not have officers holding such positions or positions of similar authority, of the Chief Financial Officer and General Counsel of the immediate or ultimate parent of such entity on behalf of such entity) stating that each of them severally represents that:

(i) The representations, warranties and agreements of the Issuers and the Guarantors in Section 1 are true and correct on and as of the Closing Date, and the Company and the Guarantors have complied with all of their respective agreements contained herein in all material respects and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

(iii) Such officer has carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in such officer’s opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Closing Date, and (3) the Pricing Disclosure Package, as of the Time of Sale, in each case did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (other than with respect to the Registration Statement, in the light of the circumstances under which they are made) not misleading, and (B) since the date of such documents, no event has occurred that should have been set forth in a supplement or amendment to Registration Statement, the Prospectus or the Pricing Disclosure Package that has not been so set forth; and

(iv) Since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Pricing Disclosure Package, there has not been any development that resulted in a Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, whether or not arising in the ordinary course of business.

(j) Except as described in the Pricing Disclosure Package, neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capitalization or long-term debt of the Company or any of its Subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, members’ equity, properties, management, business or prospects of the Company and its Subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s or any of its Subsidiaries’ debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act as in effect on July 20, 2010), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or any of its Subsidiaries’ debt securities or preferred stock.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NYSE Amex Equities, the Nasdaq Stock Market or in the over-the-counter market shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or materially limited, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes being delivered on such Closing Date on the terms and in the manner contemplated in the Prospectus.

(m) The Issuers, the Guarantors and the Trustee shall have executed and delivered the Indentures, and the Underwriters or their counsel shall have received an executed counterpart thereof, duly executed by the Issuers, the Guarantors and the Trustee.

(n) The Issuers and the Guarantors shall have furnished the Representative and counsel to the Underwriters with such other certificates, opinions or other documents as they may have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) Each of the Issuers and the Guarantors, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers, employees, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each agent of any Underwriter from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes and Guarantees), to which that Underwriter, director, officer, employee, controlling person, affiliate or any agent of any Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or in any amendment or supplement thereto, any materials or information provided to investors by, or with the approval of, the Issuers or any Guarantor in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any road show or investor presentations made to investors by the Issuers (whether in person or electronically) or any Blue Sky application or other document prepared or executed by the Issuers (or based upon any written information furnished by the Issuers for use therein) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or in any amendment or supplement thereto, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary in order to make the statements therein (other than with respect to the Registration Statement, in the light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such director, officer, employee, controlling person, affiliate or any agent of any Underwriter promptly upon demand for any legal or other out-of-pocket expenses reasonably incurred by that Underwriter, director, officer, employee, controlling person, affiliate or any agent of any Underwriter in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or in any amendment or supplement thereto, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information furnished to the Issuers through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Issuers or the Guarantors may otherwise have to any Underwriter or to any director, officer, employee, controlling person, affiliate or any agent of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each Issuer, each of the Guarantors and their respective directors, officers and employees, and each person, if any, who controls the Issuers or the Guarantors, as the case may be, within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuers, the Guarantors or any such directors, officers, employees or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or in any amendment or supplement thereto, any Marketing Materials or any Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or in any amendment or supplement thereto, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary in order to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers through the Representative by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Issuers, any Guarantor and any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 8(a) or (b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under Section 8(a) or (b) except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under Section 8(a) or (b). If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other, from the offering of the Notes and Guarantees or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Issuers and the Guarantors, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, on the other hand, bears to the total gross proceeds from the offering of the Notes under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers, the Guarantors or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Issuers shall be deemed to be also for the benefit of the Guarantors, and information supplied by the Issuers shall also be deemed to have been supplied by the Guarantors. The Issuers, the Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Notes purchased by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Issuers and the Guarantors acknowledge and agree that the statement regarding delivery of Notes by the Underwriters set forth on the cover page of, and the third and eighth paragraphs appearing under the caption “Underwriting” in, the Pricing Disclosure Package and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to any Issuer or any Guarantor by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or in any amendment or supplement thereto, any Marketing Materials or any Blue Sky Application.

9. Defaulting Underwriters.

(a) If, on the Closing Date, any Underwriter defaults in its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Notes by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Notes, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the aggregate principal of Notes that it agreed to purchase on the Closing Date pursuant to the terms of Section 3.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(j), 7(k) and 7(l) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If the Issuers shall fail to tender the Securities for delivery to the Underwriters (i) by reason of any failure, refusal or inability of the Issuers or the Guarantors to perform any agreement on their respective parts to be performed, (ii) because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by any of the Issuers or the Guarantors is not fulfilled for any reason or (iii) because the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement, the Issuers will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Issuers shall pay the full amount thereof to the Representative; provided, however, that if this Agreement is terminated pursuant to Section 7(l) (other than due to Section 7(l)(ii)) or pursuant to Section 9 by reason of the default of one or more Underwriters, the Issuers shall not be obligated to reimburse any Underwriter on account of those expenses.

12. [Reserved].

13. Research Analyst Independence. The Issuers and the Guarantors acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Issuers, the Guarantors and/or the offering that differ from the views of their respective investment banking divisions. The Issuers and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that any Issuer or any of the Guarantors may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuers or the Guarantors by such Underwriters’ investment banking divisions. The Issuers and the Guarantors acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

14. No Fiduciary Duty. The Issuers and the Guarantors hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers and the Guarantors, on the one hand, and the Underwriters and any Affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuers or the Guarantors and (c) the Issuers and the Guarantors’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuers and the Guarantors agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuers or the Guarantors on related or other matters). The Issuers and the Guarantors agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuers or the Guarantors, in connection with such transaction or the process leading thereto.

15. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to: Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; and

(b) if to the Issuers, shall be delivered or sent by mail or facsimile transmission to Linn Energy, LLC, 600 Travis Street, Suite 5100, Houston, Texas 77002, Attention: General Counsel, Fax: 281-840-4180.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuers shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representative.

16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Issuers, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Issuers and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters, each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each agent of any Underwriter and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Issuers and the Guarantors and any person controlling the Issuers or the Guarantors within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Survival. The respective indemnities, representations, warranties and agreements of the Issuers, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Securities Act.

19. Partial Enforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is, for any reason, determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable and to effect the original intent of the parties hereto.

20. Governing Law & Venue. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law rules thereof. The Company, each of the Guarantors and the Underwriters agree that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that such party may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

21. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

23. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

24. Amendments; Waivers. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[Signature Pages Follow]

If the foregoing correctly sets forth the agreement among the Issuers, the Guarantors and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ISSUERS

Linn Energy, LLC
Linn Energy Finance Corp.

By:	/s/ Kolja Rockov
Kolja Rockov
Executive Vice President and Chief Financial Officer

GUARANTORS

Linn Energy Holdings, LLC
Linn Exploration Midcontinent, LLC
Linn Exploration & Production Michigan LLC
Linn Midstream, LLC
Linn Midwest Energy LLC
Linn Operating, Inc.
Mid-Continent I, LLC
Mid-Continent II, LLC
Mid-Continent Holdings I, LLC
Mid-Continent Holdings II, LLC

By:	/s/ Kolja Rockov
Kolja Rockov
Executive Vice President and Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted:

BARCLAYS CAPITAL INC.

For itself and as Representative of the several Underwriters named in Schedule 1 hereto

By:	BARCLAYS CAPITAL INC.

By:	/s/ Paul Cugno
Paul Cugno
Managing Director

Signature Page to Underwriting Agreement

SCHEDULE 1

Underwriters	Principal Amount of the 2019 Notes	Principal Amount of the 2021 Notes

Barclays Capital Inc.	$67,500,000	$97,500,001
Scotia Capital (USA) Inc.	67,500,000	97,500,000
RBC Capital Markets, LLC	45,000,000	65,000,000
Wells Fargo Securities, LLC	45,000,000	65,000,000
Citigroup Global Markets Inc.	22,500,000	32,500,000
Credit Agricole Securities (USA) Inc.	22,500,000	32,500,000
Goldman, Sachs & Co.	22,500,000	32,500,000
RBS Securities Inc.	22,500,000	32,500,000
UBS Securities LLC	22,500,000	32,500,000
BBVA Securities Inc.	8,125,000	11,736,111
BMO Capital Markets Corp.	8,125,000	11,736,111
Capital One Securities, Inc.	8,125,000	11,736,111
CIBC World Markets Corp.	8,125,000	11,736,111
Deutsche Bank Securities Inc.	8,125,000	11,736,111
DNB Markets, Inc.	8,125,000	11,736,111
ING Financial Markets LLC	8,125,000	11,736,111
SG Americas Securities, LLC	8,125,000	11,736,111
SunTrust Robinson Humphrey, Inc.	8,125,000	11,736,111
ABN AMRO Securities (USA) LLC	3,937,500	5,687,500
BNP Paribas Securities Corp.	3,937,500	5,687,500
Comerica Securities, Inc.	3,937,500	5,687,500
Fifth Third Securities, Inc.	3,937,500	5,687,500
The Huntington Investment Company	3,937,500	5,687,500
Mizuho Securities USA Inc.	3,937,500	5,687,500
Natixis Securities Americas LLC	3,937,500	5,687,500
PNC Capital Markets LLC	3,937,500	5,687,500
SMBC Nikko Securities America, Inc.	3,937,500	5,687,500
TD Securities (USA) LLC	$3,937,500	$5,687,500

Total	$450,000,000	$650,000,000

Schedule 1-1

SCHEDULE 2

Guarantors

Linn Energy Holdings, LLC (Delaware)

Linn Exploration Midcontinent, LLC (Oklahoma)

Linn Exploration & Production Michigan LLC (Delaware)

Linn Midstream, LLC (Delaware)

Linn Midwest Energy LLC (Delaware)

Linn Operating, Inc. (Delaware)

Mid-Continent I, LLC (Delaware)

Mid-Continent II, LLC (Delaware)

Mid-Continent Holdings I, LLC (Delaware)

Mid-Continent Holdings II, LLC (Delaware)

Schedule 2-1

SCHEDULE 3

Subsidiaries

Linn Energy Holdings, LLC (Delaware)

Linn Exploration Midcontinent, LLC (Oklahoma)

Linn Exploration & Production Michigan LLC (Delaware)

Linn Midstream, LLC (Delaware)

Linn Midwest Energy LLC (Delaware)

Linn Operating, Inc. (Delaware)

Mid-Continent I, LLC (Delaware)

Mid-Continent II, LLC (Delaware)

Mid-Continent Holdings I, LLC (Delaware)

Mid-Continent Holdings II, LLC (Delaware)

Linn Energy Finance Corp. (Delaware)

Linn Acquisition Company, LLC (Delaware)

Berry Petroleum Company, LLC (Delaware)

Schedule 3-1

SCHEDULE 4

The Pricing Supplement attached as Exhibit A hereto.

Schedule 4-1

EXHIBIT A

[Attached]

A-1

EXHIBIT B

FORM OF OPINION OF

BAKER BOTTS L.L.P.

1. Each of the Issuers and each of Linn Energy Holdings, LLC, Linn Exploration & Production Michigan LLC, Linn Midstream, LLC, Linn Midwest Energy LLC, Linn Operating, Inc., Mid-Continent I, LLC, Mid-Continent II, LLC, Mid-Continent Holdings I, LLC, Mid-Continent Holdings II, LLC (the “Delaware Guarantors”) is validly existing and in good standing as a corporation or limited liability company, as applicable, under the laws of Delaware.

2. Each of the Issuers and the Delaware Guarantors has the corporate or entity power, as applicable, to (i) execute and deliver, and perform its respective obligations under, this Agreement, the Indentures, the Notes and the Guarantees (the “Transaction Documents”) to which it is a party and (ii) own, lease and operate its property and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of the Issuers has the corporate or entity power, as applicable, to authorize, issue, sell and deliver the Securities as contemplated by this Agreement.

3. The execution and delivery of the Transaction Documents by each of the Issuers and the Delaware Guarantors party thereto and the performance by each of the Issuers and the Delaware Guarantors of its respective obligations under the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or entity action, as applicable, on the part of the Issuers and the Delaware Guarantors. The Transaction Documents have been duly and validly executed and delivered by each of the Issuers and the Delaware Guarantors that is a party thereto.

4. The Securities, when authenticated in accordance with the provisions of the applicable Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and legally binding obligations of the Issuers, entitled to the benefits of the applicable Indenture and enforceable against the Issuers in accordance with their respective terms.

5. Each Indenture (including, with respect to the Guarantors, when the Securities have been duly and validly authenticated in accordance with the terms of the applicable Indenture and duly and validly paid for by and delivered to the Underwriters in accordance with the terms of this Agreement, the guarantee of the Guarantors provided for in Article X thereof), assuming the due authorization, execution and delivery thereof by the Trustee and each Guarantor that is not a Delaware Guarantor, constitutes the valid and legally binding obligation of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms.

6. The execution and delivery of the Transaction Documents by each of the Issuers and the Guarantors party thereto does not, and the performance by each of the Issuers and the Guarantors of its respective obligations under the Transaction Documents to which it is a party will not, (a) result in any violation of the Governing Documents of the Issuers or the Delaware

Guarantors, (b) result in any violation or breach of or result in a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers or any Guarantor, under any agreement filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014 and any current reports on Form 8-K filed since December 31, 2013 until the date hereof (the “Reviewed Agreements”) or (c) result in any violation of any law, statute, order, rule or regulation known to us of any court or governmental agency or body or under the Delaware LLC Act, the Delaware General Corporations Law (the “DGCL”), New York law or federal law (including Regulations T, U and X of the Board of Governors of the Federal Reserve System) (the “Included Laws”).

7. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any of the Included Laws for the due execution and delivery of the Transaction Documents by the Issuers and the Guarantors party thereto and the performance by the Issuers and the Guarantors of their respective obligations under the Transaction Documents to which they are a party and except for (i) routine Filings necessary in connection with the conduct of the business of the Issuers and the Guarantors, including routine Filings required to be made under the Exchange Act, (ii) such other Filings as have been obtained or made, (iii) such Filings required under the Securities Act or the Exchange Act as provided in this Agreement and (iv) Filings required to maintain corporate and similar standing and existence.

8. The statements in the Preliminary Prospectus and the Prospectus under the caption “Description of Notes” and “Description of Existing Indebtedness” insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, constitute accurate summaries of such provisions in all material respects, subject to the qualifications and assumptions stated therein. The statements in the Preliminary Prospectus and the Prospectus under the caption “Description of Notes” and “Description of Existing Indebtedness” insofar as such statements purport to summarize provisions of any law, statute, rule or regulation of or under any Included Law referred to therein, constitute accurate summaries of such laws, statutes, rules and regulations in all material respects, subject to the qualifications and assumptions stated therein.

9. The statements in the Preliminary Prospectus and the Prospectus under the caption “Certain U.S. Federal Income and Estate Tax Considerations,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, as of the date of the Preliminary Prospectus and the Prospectus, in all material respects, are accurate and constitute accurate summaries of the United States federal tax laws referred to therein, subject to the qualifications and assumptions stated therein.

10. The Issuers and the Guarantors are not, and after giving effect to the offering and sale of the Securities contemplated by this Agreement and the application of the net proceeds from such sale as described in the Preliminary Prospectus and the Prospectus, the Issuers and the Guarantors will not be required to register as an “investment company,” as such term is defined under the 1940 Act.

11. Each Indenture has been duly qualified under the Trust Indenture Act and the rules and regulations of the Commission thereunder.

12. The Registration Statement became effective under the Securities Act as of the date it was filed with the Commission, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the laws of the State of New York, the Delaware LLC Act and the DGCL, (D) with respect to the opinions expressed in paragraph 1 above as to the due qualification or registration as a foreign corporation or limited liability company, as the case may be, of the Issuers and the Delaware Guarantors state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the applicable states (each of which will be dated not more than five days prior to such Closing Date, as the case may be, and shall be provided to the Representative), (E) state that they express no opinion with respect to any permits to own or operate any real or personal property, (F) state that they express no opinion with respect to the title of any of the Company or any of its Subsidiaries to any of their respective real or personal property nor with respect to the accuracy or descriptions of real or personal property, (G) state that they express no opinion with respect to state or local taxes or tax statutes to which the Company or any of its Subsidiaries may be subject and (H) state that they express no opinion as to the financial statements, including the notes thereto, and any other financial, pro forma financial, accounting data and reserve information contained or incorporated by reference in the Pricing Disclosure Package or the Prospectus.

In addition, such counsel shall also have furnished to the Underwriters a written statement addressed to the Underwriters and dated as of the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that such counsel has reviewed each of the Registration Statement, the Prospectus and the Pricing Disclosure Package and have participated in conferences with officers and other representatives of the Issuers, with representatives of the Issuers’ independent registered public accounting firm and independent petroleum engineer, representatives of the Underwriters and representatives of the Underwriters’ counsel, at which the contents of the Registration Statement, the Prospectus and the Pricing Disclosure Package and related matters were discussed.

The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Prospectus and the Pricing Disclosure Package, and such counsel has not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Prospectus and the Pricing Disclosure Package involve matters of a non-legal nature. Accordingly, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Prospectus and the Pricing Disclosure Package (except to the extent stated in paragraphs 8 and 9 above). Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel advises that:

(a)	the Registration Statement, as of the latest Effective Date, and the Prospectus, as of its date and the Time of Sale, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder; and

(b)	nothing came to their attention that caused them to believe that:

(A)	the Registration Statement, as of the latest Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading;

(B)	the Prospectus, as of its date or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or

(C)	the Pricing Disclosure Package, as of the Time of Sale (which you have informed us is a time after the Pricing Supplement specified on Annex A hereto was made available to investors), included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading;

it being understood that in each case such counsel has not been asked to, and does not, express any belief with respect to (i) the financial statements and schedules or other financial, accounting or reserve information contained or included or incorporated by reference therein, or omitted therefrom, (ii) the summary reserve report of DeGolyer and MacNaughton and reserve information contained or included or incorporated by reference therein, or omitted therefrom, or (iii) representations and warranties and other statements of fact contained in the exhibits to the documents incorporated by reference therein.

EXHIBIT C

FORM OF OPINION OF

MCAFEE & TAFT

[ATTACHED]

C-1

EXHIBIT D

FORM OF OPINION OF

GENERAL COUNSEL

1. All of the outstanding membership interests or capital stock, as applicable, of the Delaware Guarantors have been authorized and issued in accordance with the limited liability company agreement or charter documents, as applicable, of such Delaware Guarantor, are fully paid (to the extent required under the Company’s limited liability company agreement), non-assessable (except as such non-assessability may be affected by Section 18-607, 18-303, 18-804 of the Delaware LLC Act) and are owned directly or indirectly by the Company. To such counsel’s knowledge, (i) the outstanding membership interests or capital stock, as applicable, of the Guarantors owned by the Company, directly or indirectly, are owned free and clear of all liens, encumbrances and claims, except for (a) contractual restrictions on transfer contained in the applicable constituent documents, the Debt Instruments, and the Indentures, and (b) liens created under or pursuant to the Bank Credit Facility and the Berry Credit Facility and other liens permitted under the Bank Credit Facility and the Berry Credit Facility; and (ii) no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any membership interests or capital stock of the Guarantors are outstanding.

2. Such counsel knows of no material legal or governmental actions, suits or proceedings pending or threatened against any Issuer or any Guarantor which are required by the Securities Act to be disclosed in the Registration Statement except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To such counsel’s knowledge, other than as set forth in the Registration Statement the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or its Subsidiaries are a party or of which any property of the Company or any Subsidiary is the subject which are likely to result in, individually or in the aggregate, a Material Adverse Effect. Other than as set forth in the Registration Statement the Pricing Disclosure Package and the Prospectus, to such counsel’s knowledge, no such proceedings have been overtly threatened in writing by governmental authorities or by others, which have not been resolved.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that her opinion is limited to federal laws, the Delaware LLC Act and the DGCL, (D) state that she expresses no opinion with respect to any permits to own or operate any real or personal property, (F) state that she expresses no opinion with respect to the title of any of the Company or any of its Subsidiaries to any of their respective real or personal property nor with respect to the accuracy or descriptions of real or personal property, and (G) state that she expresses no opinion with respect to state or local taxes or tax statutes to which the Company or any of its Subsidiaries may be subject.

D-1